Exhibit 10.21

Security Agreement
(All Assets)

This Security Agreement (the “Security Agreement”) is made between WES Consulting, Inc., a Florida corporation (“Guarantor”), whose address is 2745 Bankers Industrial Drive, Atlanta, Georgia 30360, and Summit Financial Resources, L.P., a Hawaii limited partnership (“Summit”), whose address is 2455 East Parley’s Way, Suite 200, Salt Lake City, Utah 84109, pursuant to a Guarantee dated May 17, 2010, executed by Guarantor in favor of Summit and as a further inducement to Summit to enter into a Financing Agreement (the “Financing Agreement”) with One Up Innovations, Inc., a Georgia corporation, and FoamLabs, Inc., a Georgia corporation (individually and collectively, “Client”).

For good and valuable consideration, receipt of which is hereby acknowledged, Guarantor and Summit hereby agree as follows:

1.           Definitions.  Terms defined in the singular shall have the same meaning when used in the plural and vice versa.  Terms defined in the Uniform Commercial Code which are used herein shall have the meanings set forth in the Uniform Commercial Code, except as expressly defined otherwise.  In addition to the terms defined above, as used herein, the term:

“Collateral” means the collateral described in Section 2, Grant of Security Interest, below.

“Liquidation Costs” means the reasonable costs and out of pocket expenses incurred by Summit in obtaining possession of any Collateral, in storage and preparation for sale, lease or other disposition of any Collateral, in the sale, lease, or other disposition of any or all of the Collateral, and/or otherwise incurred in foreclosing on any of the Collateral, including, without limitation, (a) reasonable attorneys fees and legal expenses, (b) transportation and storage costs, (c) advertising costs, (d) sale commissions, (e) sales tax and license fees, (f) costs for improving or repairing any of the Collateral, and (g) costs for preservation and protection of any of the Collateral.

“Permitted Encumbrances” means liens for taxes and assessments not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained, security interests and liens created by this Security Agreement, and security interests and liens authorized in writing by Summit.

“Uniform Commercial Code” means the Uniform Commercial Code as adopted now or in the future in the State of Utah.

2.           Grant of Security Interest.  Guarantor hereby grants to Summit a security interest in the following personal property of Guarantor, wherever located, now owned or existing or hereafter acquired or created (the “Collateral”):

a.           All inventory, all proceeds and products thereof and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein (collectively, the “Inventory”).

b.           All accounts and all proceeds thereof (collectively, the “Accounts”).

c.           All equipment and goods, all motor vehicles, all proceeds and products of the foregoing and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein (collectively, the “Equipment”).

One Up Innovations, Inc.
5/12/10

d.           All general intangibles and all documentation and supporting information related thereto, all rents, profits and issues thereof, and all proceeds thereof.

e.           All of the following (collectively, the “Financial Obligations Collateral”):

i.           Any and all promissory notes and instruments payable to or owing to Guarantor or held by Guarantor;

ii.          Any and all leases under which Guarantor is the lessor;

iii.         Any and all chattel paper in favor of, owing to, or held by Guarantor, including, without limitation, any and all conditional sale contracts or other sales agreements, whether Guarantor is the original party or the assignee;

iv.         Any and all security agreements, collateral and titles to motor vehicles which secure any of the foregoing obligations; and

v.          All amendments, modifications, renewals, extensions, replacements, additions, and accessions to the foregoing and all proceeds thereof.

f.            All deposit accounts, including without limitation, all interest, dividends or distributions accrued or to accrue thereon, whether or not due, and all proceeds thereof.

g.           All investment property, all interest, dividends or distributions accrued or to accrue thereon, whether or not due, and all proceeds thereof.

h.           All documents, all amendments, modifications, renewals, extensions, replacements, additions, and accessions thereto, and all proceeds thereof.

i.            All letter-of-credit rights, all amendments, modifications, renewals, extensions, replacements, additions, and accessions thereto, and all proceeds thereof.

j.            All supporting obligations, all amendments, modifications, renewals, extensions, replacements, additions, and accessions thereto, and all proceeds thereof.

k.           All of the following:

i.           All right, title and interest of Guarantor in and to patent applications and patents, including, without limitation, all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world, and all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof (collectively, the “Patents”);

ii.          All right, title and interest of Guarantor in and to trademark applications and trademarks, including, without limitation, all renewals thereof, all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, and all rights corresponding thereto throughout the world (collectively, the “Trademarks”), and the good will of the business to which each of the Trademarks relates;

iii.         All copyrights of Guarantor and all rights and interests of every kind of Guarantor in copyrights and works protectible by copyright, and all renewals and extensions thereof, and in and to the copyrights and rights and interests of every kind or nature in and to all works based upon, incorporated in, derived from, incorporating or relating to any of the foregoing or from which any of the foregoing is derived, and all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, and all rights corresponding thereto throughout the world (collectively, the “Copyrights”);

One Up Innovations, Inc.
5/12/10

iv.         All of Guarantor’s trade secrets and other proprietary information, and all proceeds thereof (collectively, the “Trade Secrets”);

v.          All right, title, and interest of Guarantor in, to and under license agreements and contracts concerning Patents, Trademarks, Copyrights, and Trade Secrets, all amendments, modifications, and replacements thereof, all royalties and other amounts owing thereunder, and all proceeds thereof; and

vi.         All internet domain names and addresses of Guarantor and all proceeds thereof.

Guarantor and Summit acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value regardless of when advances to Client are actually made or when the Collateral is created or acquired.

3.           Debts Secured.  The security interest granted by this Security Agreement shall secure all of Guarantor’s present and future debts, obligations, and liabilities of whatever nature to Summit, including, without limitation, (a) the obligations of Guarantor under the Guarantee, (b) all obligations of Guarantor arising from or relating to the Financing Agreement, (c) all obligations of Guarantor owing under this Security Agreement, (d) advances of the same kind and quality or relating to this transaction, and (e) transactions in which the documents evidencing the indebtedness refer to this grant of security interest as providing security therefor.

Guarantor and Summit expressly acknowledge their mutual intent that the security interest created by this Security Agreement secures any and all present and future debts, obligations, and liabilities of Guarantor to Summit without any limitation whatsoever.

4.           Status of Guarantor and Collateral.  Guarantor represents and warrants that:

a.           Guarantor is a corporation organized under the laws of the State of Florida.

b.           The complete and exact name of Guarantor is WES Consulting, Inc.

c.           The organizational identification number, if any, assigned to Guarantor by Guarantor’s state of organization is 593581576.

d.           During the five (5) years preceding the date of this Security Agreement:

i.           Guarantor has not been known by nor used any legal, fictitious or trade name;

ii.          Guarantor has not changed its name in any respect;

iii.         Guarantor has not been the surviving entity of a merger or consolidation, except that in 2009 Guarantor was the surviving entity of a merger with Liberator, Inc.; and

iv.         Guarantor has not acquired all or substantially all of the assets of any person or entity.

e.           Guarantor’s chief executive office is located at 2745 Bankers Industrial Drive, Atlanta, Georgia 30360.

f.            Guarantor’s place of business is located at 2745 Bankers Industrial Drive, Atlanta, Georgia 30360.

One Up Innovations, Inc.
5/12/10

g.           During the five (5) years preceding the date of this Security Agreement, there has not been any change in any of the above matters or locations.

Guarantor agrees that it will not change its state of incorporation, name, or any of the above locations or create any new locations for such matters without giving Summit at least thirty (30) days prior written notice thereof.

5.           Representations and Warranties Concerning Collateral.  Guarantor represents and warrants that:

a.           Guarantor is the sole owner of the Collateral.

b.           The Collateral is not subject to any security interest, lien, prior assignment, or other encumbrance of any nature whatsoever except Permitted Encumbrances.

c.           The Accounts and Financial Obligations Collateral, if any, are each a bona fide obligation of the obligor identified therein for the amount identified in the records of Guarantor, except for normal and customary disputes which arise in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations Collateral.

d.           There are no defenses or setoffs to payment of the Accounts and Financial Obligations Collateral, if any, which can be asserted by way of defense or counterclaim against Guarantor or Summit, except for normal and customary disputes which arise in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations Collateral.

e.           There is presently no default or delinquency in any payment of the Accounts and Financial Obligations Collateral, if any, except for any default or delinquency which has been reserved against by Guarantor in accordance with generally accepted accounting principles and the Accounts and Financial Obligations Collateral will be timely paid in full by the obligors, except for normal and customary disputes which arise in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations Collateral.

f.            Guarantor has no knowledge of any fact or circumstance which would materially impair the ability of any obligor on the Accounts and Financial Obligations Collateral, if any, to timely perform its obligations thereunder, except those which arise in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations Collateral.

g.           Any services performed or goods sold giving rise to the Accounts and Financial Obligations Collateral, if any, have been rendered or sold in compliance with applicable laws, ordinances, rules, and regulations and in the ordinary course of Guarantor’s business.

h.           There have been no extensions, modifications, or other agreements relating to payment of the Accounts and Financial Obligations Collateral, if any, except those granted in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations Collateral.

6.           Covenants Concerning Collateral.  Guarantor covenants that:

a.           Guarantor will keep the Collateral free and clear of any and all security interests, liens, assignments or other encumbrances, except Permitted Encumbrances.

b.           Guarantor hereby authorizes Summit to file UCC Financing Statements concerning the Collateral.  Guarantor will execute and deliver any documents (properly endorsed, if necessary) reasonably requested by Summit for perfection or enforcement of any security interest or lien, give good faith, diligent cooperation to Summit, and perform such other acts reasonably requested by Summit for perfection and enforcement of any security interest or lien, including, without limitation, obtaining control for purposes of perfection with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights, and electronic chattel paper.  Summit is authorized to file, record, or otherwise utilize such documents as it deems necessary to perfect and/or enforce any security interest or lien granted hereunder.

One Up Innovations, Inc.
5/12/10

c.           Guarantor shall keep the Equipment in good repair, ordinary wear and tear and obsolescence excepted, and be responsible for any loss or damage to the Equipment.  Guarantor shall pay when due all taxes, license fees and other charges on the Equipment.  Guarantor shall not sell, misuse, conceal, or in any way dispose of the Equipment or permit it to be used unlawfully or for hire or contrary to the provisions of any insurance coverage.  Risk of loss of the Equipment shall be on Guarantor at all times unless Summit takes possession of the Equipment.  Loss of or damage to the Equipment or any part thereof shall not release Guarantor from any of the obligations secured by the Equipment.  Summit or its representatives may, at any time and from time to time, enter any premises where the Equipment is located and inspect, audit and check the Equipment.

d.           Guarantor agrees to insure the Equipment, at Guarantor’s expense, against loss, damage, theft, and such other risks as Summit may request to the full insurable value thereof with insurance companies and policies satisfactory to Summit.  Proceeds from such insurance shall be payable to Summit as its interest may appear, shall name Summit as an additional insured and as a loss payee, and such policies shall provide for a minimum ten days written cancellation notice to Summit.  Upon request, policies or certificates attesting to such coverage shall be delivered to Summit.  Insurance proceeds may be applied by Summit toward payment of any obligation secured by this Security Agreement, whether or not due, in such order of application as Summit may elect.

e.           Guarantor agrees to insure the Inventory, at Guarantor’s expense, against loss, damage, theft, and such other risks as Summit may request to the full insurable value thereof with insurance companies and policies satisfactory to Summit.  Proceeds from such insurance shall be payable to Summit as its interest may appear, shall name Summit as an additional insured and as a loss payee, and such policies shall provide for a minimum ten days written cancellation notice to Summit.  Upon request, policies or certificates attesting to such coverage shall be delivered to Summit.  Insurance proceeds may be applied by Summit toward payment of any obligation secured by this Security Agreement, whether or not due, in such order of application as Summit may elect.

f.            Guarantor shall submit to Summit reports as to the Collateral, at such times and in such form as Summit may reasonably request.  Guarantor will at all times keep accurate and complete records of the Collateral.  Summit or its representatives may, at any time and from time to time, enter any premises where the Collateral and/or the records pertaining to the Collateral are located and inspect, inventory, audit, check, copy, and otherwise review the Collateral and the records concerning the Collateral.

g.           So long as no Event of Default has occurred, Guarantor shall have the right to sell or otherwise dispose of the Inventory in the ordinary course of business.  No other disposition of the Inventory may be made without the prior written consent of Summit.

h.           So long as no Event of Default has occurred, Guarantor is authorized to collect the Accounts and Financial Obligations Collateral in a commercially reasonable manner.  Guarantor agrees to use diligent and good faith efforts to collect the Accounts and Financial Obligations Collateral, if any.

i.            Guarantor shall, immediately upon obtaining knowledge thereof, report to Summit in writing any default on any item of Financial Obligations Collateral, any material claim or dispute asserted by any obligor on any item of that Collateral, and any other material matters that may affect the value, enforceability or collectability of any of that Collateral.

j.            Guarantor shall not, without Summit’s written consent, make any material settlement, compromise or adjustment of any item of Financial Obligations Collateral or grant any material discounts, extensions, allowances or credits thereon.

One Up Innovations, Inc.
5/12/10

7.           Right to Perform for Guarantor.  Summit may, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral, perform any duty or obligation of Guarantor, pay filing, recording, insurance and other charges payable by Guarantor, or provide insurance as provided herein if Guarantor fails to do so.  Any such payments advanced by Summit shall be repaid by Guarantor upon demand, together with interest thereon from the date of the advance until repaid, both before and after judgment, at the Default Rate set forth in the Financing Agreement.

8.           Default.  Time is of the essence of this Security Agreement.  The occurrence of any event of default or breach under the Guarantee or under the Financing Agreement shall constitute a default under this Security Agreement and shall be termed an “Event of Default” hereunder.

No course of dealing or any delay or failure to assert any Event of Default shall constitute a waiver of that Event of Default or of any prior or subsequent Event of Default.

9.           Remedies.  Upon the occurrence of an Event of Default, Summit shall have the following rights and remedies, in addition to all other rights and remedies existing at law, in equity, or by statute:

a.           If at any time Summit so requests, all proceeds from the sale or other disposition of the Inventory, and all collections and other proceeds from the Accounts and Financial Obligations Collateral, if any, shall be deposited into an account designated by Summit (the “Cash Collateral Account”), which account shall be under the sole and exclusive control of Summit.  Such proceeds and collections shall not be commingled with any other funds and shall be promptly and directly deposited into such account in the form in which received by Guarantor.  Such proceeds and collections shall not be deposited in any other account and said Cash Collateral Account shall contain no funds other than such proceeds and collections.  All or any portion of the funds on deposit in said Cash Collateral Account may, in the sole discretion of Summit, be applied from time to time as Summit elects to payment of obligations secured by the Security Agreement or Summit may elect to turn over to Guarantor, from time to time, all or any portion of such funds.

b.           Upon an Event of Default, Summit may terminate the authority of Guarantor to collect Accounts and Financial Obligations Collateral at any time whereupon Summit is authorized, without further act, to notify any and all obligors to make payment thereon directly to Summit, and to take possession of all proceeds from the Accounts and Financial Obligations Collateral, and to take any action which Guarantor might or could take to collect the Accounts and Financial Obligations Collateral, including the right to make any compromise, discharge, or extension.  Upon request of Summit after an Event of Default, Guarantor agrees to execute and deliver to Summit a notice to the obligors instructing said obligors to pay Summit.  Guarantor further agrees to execute and deliver to Summit, after an Event of Default, all other notices and similar documents requested by Summit to facilitate collection of the Accounts and Financial Obligations Collateral.  All costs of collection of the Accounts and Financial Obligations Collateral, if any, including attorneys fees and legal expenses, shall be borne solely by Guarantor, whether such costs are incurred by or for Guarantor or Summit.  Guarantor agrees to deliver to Summit, if so requested, all books, records, and documents in Guarantor’s possession or under its control as may relate to the Accounts and Financial Obligations Collateral or as may be helpful to facilitate such collection.  Summit shall have no obligation to cause an attorneys demand letter to be sent, to file any lawsuit, or to take any other legal action in collection of the Accounts and Financial Obligations Collateral.  It is agreed that collection of the Accounts and Financial Obligations Collateral in a commercially reasonable manner does not require that any such legal action be taken.

c.           Guarantor does hereby make, constitute, and appoint Summit and its designees as Guarantor’s true and lawful attorney in fact, with full power of substitution, such power to be exercised only upon an Event of Default and in the following manner:  (1) Summit may receive and open all mail addressed to Guarantor and remove therefrom any payments of the Accounts and Financial Obligations Collateral, if any; (2) Summit may cause mail relating to the Accounts and Financial Obligations Collateral to be delivered to a designated address of Summit where Summit may open all such mail and remove therefrom any payments of the Accounts and Financial Obligations Collateral; (3) Summit may endorse Guarantor’s name upon notes, checks, acceptances, drafts, money orders, or other forms of payment of the Accounts and Financial Obligations Collateral; (4) Summit may settle or adjust disputes or claims in respect to the Accounts and Financial Obligations Collateral for amounts and upon such terms as Summit, in its sole discretion and in good faith, deems to be advisable, in such case crediting Guarantor with only the proceeds received and collected by Summit after deduction of Summit’s costs, including reasonable attorneys fees and legal expenses; and (5) Summit may do any and all other things necessary or proper to carry out the intent of this Security Agreement and to perfect and protect the liens and rights of Summit created under this Security Agreement.

One Up Innovations, Inc.
5/12/10

d.           Summit shall have all the rights and remedies available under the Uniform Commercial Code.

e.           Summit shall have the right to enter upon any premises where the Collateral or records relating thereto may be and take possession of the Collateral and such records.

f.            Upon request of Summit, Guarantor shall, at the expense of Guarantor, assemble the Collateral and records relating thereto at a place designated by Summit and tender the Collateral and such records to Summit.

g.           Without notice to Guarantor, Summit may obtain the appointment of a receiver of the business, property and assets of Guarantor and Guarantor hereby consents to the appointment of Summit or such person as Summit may designate as such receiver.

h.           Summit may sell, lease or otherwise dispose of any or all of the Collateral and, after deducting the Liquidation Costs, apply the remainder to pay, or to hold as a reserve against, the obligations secured by this Security Agreement.

Guarantor shall be liable for all deficiencies owing on any obligations secured by this Security Agreement after liquidation of the Collateral.  Summit shall not have any obligation to clean-up or otherwise prepare any Collateral for sale, lease, or other disposition.

The rights and remedies herein conferred are cumulative and not exclusive of any other rights and remedies and shall be in addition to every other right, power and remedy herein specifically granted or hereafter existing at law, in equity, or by statute which Summit might otherwise have, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Summit may deem expedient.  No delay or omission in the exercise of any such right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver thereof or of any default or to be an acquiescence therein.

Upon the occurrence of any Event of Default, Guarantor agrees to pay all costs and expenses, including reasonable attorneys fees and legal expenses, incurred by or on behalf of Summit in enforcing, or exercising any remedies under, this Security Agreement, and any other rights and remedies.  Additionally, Guarantor agrees to pay all Liquidation Costs.  Any and all such costs, expenses, and Liquidation Costs shall be payable by Guarantor upon demand, together with interest thereon from the date of the advance until repaid, both before and after judgment, at the Default Rate set forth in the Financing Agreement.

Regardless of the occurrence of any Event of Default, Guarantor agrees to pay all expenses, including reasonable attorneys fees and legal expenses, incurred by Summit in any bankruptcy proceedings of any type involving Guarantor, the Collateral, or this Security Agreement, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral, or relating to any plan of reorganization.

10.         Notices.  All notices or demands by any party hereto shall be in writing and may be mailed, postage prepaid, addressed to the address stated at the beginning of this Security Agreement, or to such other address which is provided in accordance with this Section.  Any notice so mailed shall be deemed given three (3) days after mailing.  Any notice otherwise delivered shall be deemed given when received by the addressee.

11.         Indemnification.  Guarantor shall indemnify Summit for any and all claims and liabilities, and for damages which may be awarded or incurred by Summit, and for all reasonable attorneys fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance by Summit of this Security Agreement, but excluding any such claims based upon breach or default by Summit or gross negligence or willful misconduct of Summit.

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Summit shall have the sole and complete control of the defense of any such claims.  Summit is hereby authorized to settle or otherwise compromise any such claims as Summit in good faith determines shall be in its best interests.

12.         Jury Waiver, Exclusive Jurisdiction of Utah Courts.  GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS SECURITY AGREEMENT.

Guarantor acknowledges that by execution and delivery of this Security Agreement, Guarantor has transacted business in the State of Utah and Guarantor hereby voluntarily submits to, consents to, and waives any defense, to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from this Security Agreement.  EXCEPT AS EXPRESSLY AGREED IN WRITING BY SUMMIT, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES ARISING UNDER OR RELATING TO THIS SECURITY AGREEMENT.  NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THIS SECURITY AGREEMENT MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY SUMMIT.

13.         General.  This Security Agreement is made for the sole and exclusive benefit of Guarantor and Summit and is not intended to benefit any third party.  No such third party may claim any right or benefit or seek to enforce any term or provision of this Security Agreement.

In recognition of Summit’s right to have all its attorneys fees and expenses incurred in connection with this Security Agreement secured by the Collateral, notwithstanding payment in full of the obligations secured by the Collateral, Summit shall not be required to release, reconvey, or terminate any security interest in the Collateral unless and until Guarantor, Client, and all other guarantors have executed and delivered to Summit general releases in form and substance satisfactory to Summit.

Summit and its officers, directors, employees, representatives, agents, and attorneys, shall not be liable to Client, Guarantor, or any other guarantors for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with or relating to this Security Agreement or the Collateral.

If the incurring of any debt by Guarantor or the payment of any money or transfer of property to Summit by or on behalf of, Client, Guarantor, or any other guarantor should for any reason subsequently be determined to be “voidable” or “avoidable” in whole or in part within the meaning of any state or federal law (collectively “voidable transfers”), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Summit is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Summit’s counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Summit related thereto, the liability of Client, Guarantor, and any other guarantor, and each of them, and this Security Agreement, shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

This Security Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

All references in this Security Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa.  References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

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All agreements, representations, warranties and covenants made by Guarantor shall survive the execution and delivery of this Security Agreement, the filing and consummation of any bankruptcy proceedings, and shall continue in effect so long as any obligation to Summit contemplated by this Security Agreement is outstanding and unpaid, notwithstanding any termination of this Security Agreement.  All agreements, representations, warranties and covenants in this Security Agreement shall bind the party making the same and its heirs and successors, and shall be to the benefit of and be enforceable by each party for whom made and their respective heirs, successors and assigns.

This Security Agreement constitutes the entire agreement between Guarantor and Summit as to the subject matter hereof and may not be altered or amended except by written agreement signed by Guarantor and Summit.  All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

Dated:  May 17, 2010.

Summit Financial Resources, L.P.

By:	/s/ Mark J. Picillo
Name:	Mark J. Picillo
Title:	Senior Vice President

WES Consulting, Inc.

By:	/s/ Louis S. Friedman
Name:	Louis S. Friedman
Title:	President and CEO

One Up Innovations, Inc.
5/12/10